Presentation Materials February 2021

2 MISSION To help our clients achieve financial success. WHAT DRIVES US VISION To be the partner of choice for financial services in the markets we serve, and one of the nation's top performing financial institutions. VALUES To serve our clients with integrity, excellence, responsibility and passion. Our vision, mission and values drive a culture that is centered on client needs, rooted in service excellence, dedicated to bettering our communities, focused on attracting top industry talent and influenced by technological change.

3 $11bn $14bn $16bn $18bn $21bn 2016 2017 2018 2019 2020 Source: Company filings and SNL Financial Note: See the accompanying "Glossary of Terms" and "Footnotes" slides for details on the definitions of certain terms and footnotes used. FIRST MIDWEST TODAY A Premier Commercial Bank With a Robust Distribution Network Assets have grown at 16% CAGR since 2016 • Multi-state, Midwestern reach ▪ $21bn of total assets ▪ $14bn of AUM ▪ Chicago's 3rd largest independent bank – Top 10 deposit share in Chicago MSA – #2 deposit share in South Metro – 3rd largest wealth management platform in IL Standard Bank ($2.6bn) NorStates ($0.6bn) Bridgeview ($1.1bn) Park Bank ($1.2bn) PPP loans ($0.8bn) EXPANSION DRIVEN BOTH ORGANICALLY AND THROUGH DISCIPLINED ACQUISITIONS

A LEADING INDEPENDENT BANK IN HIGHLY ATTRACTIVE CHICAGO MSA

Chicago has a robust and diverse economy

3rd largest MSA by GDP ($bn)



$1,665
$1,000
$629
$543
$539
New York
Los Angeles
Chicago
Washington
San Francisco

No more than ~20% of the workforce in any single industry



Other(1) 10%
Financial activities 7%
Leisure and hospitality 8%
Manufacturing 9%
Government 11%
Trade, transportation, and utilities 21%
Professional and business services 18%
Education and health services 16%

Market attributes are conducive to many of First Midwest's core businesses

2nd most middle market businesses[2] in the country supports continued growth of the C&I lending franchise



~7,900
~6,600
~6,300
~4,300
~4,300
New York
Chicago
Los Angeles
Dallas
Houston

Substantial wealth market as the 4th wealthiest U.S. city and among the top 20 worldwide (AUM)



~$3.0trn
~$2.4trn
~$1.4trn
~$980bn
~$880bn
New York
San Francisco
Los Angeles
Chicago
Houston

First Midwest is positioned to compete

One of only two sizeable independent banks remaining in the Chicago MSA (June 30, 2020 deposits[3], $bn)



$66.0
$25.4
$25.2
$21.4
$18.2
$13.4
$12.8
$12.1
$12.0
$10.1
$7.3
$5.1
$4.0
WINTRUST
BANK OF AMERICA
citi
us
mb
tcf
CIBC

Source: Bureau of Labor Statistics; Statista; S&P Global; New World Wealth; Dun & Bradstreet

Note: See the accompanying "Glossary of Terms" and "Footnotes" slides for details on the definitions of certain terms and footnotes used.

First Midwest Bancorp, Inc. 4

5 Build the Strongest Team OUR STRATEGIC PRIORITIES Building the Strongest Team Balancing Risk & Investment Growing & Diversifying Revenues Expanding Strategically Strategic Priorities Inspire, engage and reward colleagues Empower leaders to build high performing teams Attract and retain top talent Increase and encourage diversity and inclusion Investment in capabilities, processes and technology Maintain risk and information security standards Enhance process efficiency Retain customers and enhance cross-selling Seek net new client growth Leverage technology to enhance digitization Execute targeted geographic expansion for banking and related businesses Build scale, market share and core funding within our footprint and across adjacent markets

6 Global pandemic, national emergency declared mid-March 2020 Rapidly evolving environment, ~7% unemployment in December Radical pivot and response, with energy and focus shifted to health, safety and well-being of clients, colleagues and communities Numerous accomplishments that fell outside of the ordinary course of business: – Adapted platforms, distribution and operating model – Heightened safety and expanded support for colleagues – Recognized and assisted with the stress on individual and business cash flow needs – Enhanced community support Displayed strength and character of our Company and team Tremendous "can do" spirit GUIDANCE THROUGH UNPRECEDENTED TIMES

REGAINING MOMENTUM

Continue to assess our workplace approach

~60% of branches fully open and 164 ATMs operating at full capacity

Helped ~9,000 clients through payment deferrals and fee assistance programs

Funded over $1.2bn of PPP loans for ~6,700 clients; impacted the lives of ~150,000 small business employees and their families; Participating in 2nd round program, in-process

Committed $2.5mm to supporting our communities

Supporting Our Colleagues

- Enhanced health insurance programs and access to retirement benefits to provide greater flexibility, coverage and additional support
- Expanded paid time off programs
- Added provisions for emergency medical and hardship loans

Supporting Our Clients

- Branches accessible with enhanced health and safety protocols
- Reopening of certain branch lobbies
- Offering payment deferral and fee assistance programs and services:
  - Consumer, mortgage, auto loan deferrals and fee assistance
  - Commercial loan deferrals and fee assistance
  - Suspension of foreclosure and repossession actions
- Ongoing participation in the SBA's Paycheck Protection Program

Supporting Our Communities

- $2.5mm contribution from the First Midwest Charitable Foundation
- Aiding individuals and families through affordable housing and financial sustainability and supporting small businesses
- Enhanced matching gifts programs to support colleague donations

LEVERAGING OUR STRENGTHS TO SUPPORT OUR CLIENTS AND COMMUNITIES

Note: See the accompanying "Glossary of Terms" and "Footnotes" slides for details on the definitions of certain terms and footnotes used.

First Midwest Bancorp, Inc. 7

8 OUR COMMITMENT TO CORPORATE SOCIAL RESPONSIBILITY Driving an Inclusive Workplace • Launched unconscious bias training sessions to develop inclusive leadership and cultural competency skills • Redesigned our learning curriculum to emphasize the power of inclusive leadership to inspire high-performing teams and colleagues Building Diversity in Our Organization 47% of our hires into senior roles were women of our hires into senior roles were racial minorities of our rotational development class represented racial and gender diversity Recognized as one of the 2020 Chicago Tribune Top Places to Work Deepening Colleague Engagement Strong Corporate Governance • Our commitment to strong, transparent corporate governance and ethical business practice starts with our Board of Directors and executive leadership team • All colleagues adhere to a comprehensive Code of Ethics and Standards of Conduct Commitment to Community Development consecutive years - Outstanding CRA rating participants in saving and budgeting, homeownership and other financial literacy education programs of donations to nonprofit organizations in our local communities in 2019 of community development loans in 2019 Sustainable Business Operations • Implemented an enhanced shredding and recycling program • Increased hoteling stations for colleagues with flexible work schedules, resulting in fewer vehicles on the roads and a reduction in carbon emissions • In 2019, we recycled 826,000 pounds = 413 tons of material translating to: 7,000 saved trees 24,000 pounds of eliminated pollutants 1.6mm kilowatts in saved energy 50% 24% 25+ 8,000 $1.5mm $186mm Recognized as one of Forbes' Best-In-State Banks in 2020 • Recognized for board diversity

9 INVESTMENT HIGHLIGHTS Premier Chicago-centered Commercial Bank with Attractive Midwest Operational Footprint Relationship-driven Strategy, Supported by Leading Core Deposit Foundation Diversified Loan Portfolio and Disciplined Underwriting Drive Strong Credit Continued Investment in Platform Provides Opportunity for Continuous Improvement Capital and Loan Loss Reserve Levels Provide Future Flexibility Platform for and Track Record of Integrating Accretive, Attractive Acquisitions ü ü ü ü ü ü Note: See the accompanying "Glossary of Terms" and "Footnotes" slides for details on the definitions of certain terms and footnotes used.

10 Demand Savings NOW Money market Time 2016 2017 2018 2019 2020 84% Core 0.11% 0.15% 0.33% 0.60% 0.25% 0.26% 0.37% 0.58% 0.83% FMBI Peers 2016 2017 2018 2019 2020 0.00% 0.20% 0.40% 0.60% 0.80% 1.00% LOW COST, CORE FUNDING 31% 19% 18% 31% 14% 19% 18% 17% 32% 18% 18% 14% 18% 18% 16% 18% 15% 22% 17% 16% 34% 15% 17% 16% 29% (5) • Granular and tenured deposit base – Mix of 58% Retail, 32% Commercial, 10% Public, due to PPP funds • Core deposit ratio of 84%; average tenure 13 years STRONG CORE DEPOSIT FOUNDATION; WELL-POSITIONED FOR RISING RATES Cost of DepositsAverage Deposits and Composition Our Advantage • Cost of deposits ~10bps less than peers(5) • Historical cost of deposits advantage has averaged approximately 20bps over the past three years Dollars in millions Source: Company filings and SNL Financial Note: See the accompanying "Glossary of Terms" and "Footnotes" slides for details on the definitions of certain terms and footnotes used. $15,111 $11,494 $11,035 $12,994 $8,846 14% CAG R in Aver age Depo sits 0.36%

11 PPP C&I Agricultural Owner-occupied CRE Investor CRE Consumer 2016 2017 2018 2019 2020 RELATIONSHIP-BASED BUSINESS MODEL DRIVES PERFORMANCE • Significant change in mix away from investor CRE to consumer since 2016 • Diversification of C&I portfolio through growth in specialty lending capabilities • Granular, diversified mix • PPP of $786mm in '20; increasing loan yields 16bps due to forgiveness DIVERSIFIED LOAN PORTFOLIO Growing, Diversifying Our Loan Portfolio Dollars in millions. Source: Company filings and reports Note: See the accompanying "Non-GAAP Financial Information," "Glossary of Terms," and "Footnotes" slides for details on the calculations of these metrics, definitions of certain terms, and footnotes used. 12% 36% 34% 14% 30% 18% 17% 32% 12% 34% 33% 11% 23% 30% 28% 20% 35% 10% 27% 25% 4% 4% 5% 3% 3% $11,447 $10,438 $12,840 $8,254 $14,751 $13,966 14% CAG R in Gross Loans, ex cluding P PP Highlights

12 1.67% 1.77% ACL/Loans ACL/Loans, excluding PPP loans 2020 0.00% 1.00% 2.00% 2009(6) 2020(7) Change in Composition C&I 28% 33% 5% Agricultural 4 3 (1) CRE Multifamily 7 6 (1) Construction 11 4 (7) Owner-Occ CRE 14 11 (3) Investor CRE 23 13 (10) Consumer 1-4 family 3 22 19 Other 10 8 (2) 13% 87% 70% First Midwest's Portfolio Has Meaningfully Diversified MEANINGFULLY DIVERSIFIED AND WELL-RESERVED Source: Company filings and reports Note: Financial data as of the most recently reported quarter. Note: See the accompanying "Non-GAAP Financial Information," "Glossary of Terms," and "Footnotes" slides for details on the calculations of these metrics, definitions of certain terms, and footnotes used. 30% Well-Reserved for Potential Loss Content (4) 1.47% Peer Median(5) Highlights • Re-balanced mix of corporate and consumer loans • Lowered levels of construction and investor CRE loans within the corporate portfolio • ACL levels leave us well-positioned in the current environment

13 Sector $ %(7) Risk Mitigants Recreation / Entertainment $220 1.6% Very granular, real estate secured Hotels 160 1.1% All major brands, avg. LTV 50% Restaurants 100 0.8% Very granular, real estate secured Total $480 3.5% Investor CRE: Retail $460 3.3% Service oriented strip centers Office 410 2.9% Diversified, largely suburban Leveraged Finance 370 2.7% Granular, relationship equity sponsors LOAN DIVERSIFICATION - CORPORATE Elevated Risk (both C&I and CRE categories) C&I CRE Agricultural Healthcare Services / Hospitals Senior Housing Office, Industrial, and Other Investor CRE Agricultural Construction Multi-family Owner Occupied CRE Other C&I Leveraged Finance Elevated Risk Retail CRE $9.8bn(7) 70% of Total Loans, excl PPP(7) 33% C&I / 34% CRE / 3% Agricultural Other Areas of Focus Dollar amounts in millions unless otherwise noted Note: See the accompanying "Glossary of Terms" and "Footnotes" slides for details on the definitions of certain terms and footnotes used. DIVERSIFICATION & GRANULARITY LIMIT RISK; 97% OF ELEVATED RISK SECTORS PERFORMING, LESS THAN 2% REMAINING WITH A DEFERRAL

LOAN DEFERRALS

Loan Deferrals by Sector *

Sector	First Round #	First Round Total $mm	First Round Total % of Portfolio[7]	Second Round #	Second Round Total $mm	Second Round Total % of Portfolio[7]	Deferrals as of December 31, 2020 $mm	Deferrals as of December 31, 2020 % of Portfolio
Corporate								
Hotels	45	$137	88%	19	$89	57%	$2	1%
Recreation / Entertainment	58	108	49%	16	59	27%	1	—%
Restaurants	122	58	55%	36	18	17%	4	4%
Total Elevated Risk Sectors	225	303	63%	71	166	34%	7	1%
Franchise	265	194	67%	47	37	13%	8	3%
Retail CRE	131	256	56%	20	53	12%	4	1%
Office, Industrial, and Other Investor CRE	236	215	18%	49	49	4%	19	2%
Owner Occupied CRE	300	188	21%	37	26	3%	17	2%
Construction	42	80	13%	6	6	1%	1	—%
Multi-family	105	99	11%	16	10	1%	1	—%
Healthcare Services / Hospitals	528	172	21%	7	3	—%	7	1%
Senior Housing	1	15	4%	—	—	—%	—	—%
Agricultural	18	12	3%	—	—	—%	—	—%
Leveraged Finance	1	5	1%	—	—	—%	—	—%
All other corporate	1,076	151	5%	82	10	—%	6	—%
Total Corporate	2,928	1,690	17%	335	360	4%	70	1%
Consumer								
1-4 Family / HELOC	826	249	7%	172	57	2%	24	1%
Other Installment	2,189	24	6%	448	6	2%	3	1%
Total Consumer	3,015	273	8%	620	63	2%	27	1%
Total	5,943	$1,963	16%	955	$423	3%	$97	1%

ABSENCE OF DEFERRALS REFLECTIVE OF IMPROVING ENVIRONMENT

***Percentages reflect portion of outstanding balances within a sector with a deferral as of December 31, 2020.**
Dollar amounts in millions unless otherwise noted
Note: See the accompanying "Glossary of Terms" and "Footnotes" slides for details on the definitions of certain terms and footnotes used.

First Midwest Bancorp, Inc. 14

LOAN DIVERSIFICATION - CONSUMER

$4.2bn[7]
30% of Total Loans, excl PPP[7]



Home Equity
Avg. FICO - 765
Avg. LTV - 71%
Other Installment
Avg. FICO - 761
1-4 Family
Avg. FICO - 778
Avg. LTV - 68%

Elevated Risk

Sector	$	%[7]	Risk Mitigants
Unsecured Installment	$220	1.6%	Targeted program to prime borrowers: • ~90% have FICO > 700 • granular - avg loan size ~$9k • average yield ~8% • no sub-prime • improved performance reflective of tightened underwriting in '19

HIGH QUALITY CREDIT - GEOGRAPHICALLY DISPERSED

Note: See the accompanying "Glossary of Terms" and "Footnotes" slides for details on the definitions of certain terms and footnotes used.

First Midwest Bancorp, Inc. 15

16 SUPPORTING OUR CLIENTS - PPP RESPONSE Data as of January 26, 2021 Dollar amounts in millions unless otherwise noted Note: See the accompanying "Glossary of Terms" and "Footnotes" slides for details on the calculations of the definitions of certain terms and footnotes used. Highlights Approved 6,700 applications for $1.2bn 95% existing FMB clients; 5% new clients (count) Average loan size of $178,000 vs. median of $45,000; reflects concentration to small business customers Weighted-average gross fees of 3% Application Status # $ Approved 2,250 $310 Submitted to SBA 350 $35 Paperwork in Process 950 $155 2021 Second Round PPP 2020 First Round PPP • Submitted over 2,000 applications to SBA on day one • >80% of applicants have existing FMBI PPP loan; remaining mix of prospects and first time PPP recipients Highlights Forgiveness Approved & Funds Received 40% Submitted to SBA 20 Paperwork in Process 20 Not started 20

17 189 395 409 189 312 357 1.97% 3.99% 4.19% 1.97% 3.65% Special Mention Substandard Special Mention / Corporate Loans, excluding PPP loans Substandard / Corporate Loans, excluding PPP loans Q4 '19 Q1 '20 Q2 '20 Q3 '20 Q4 '20 0.00% 2.00% 4.00% 6.00% • Credit performance stable – NPA metric, excluding PCD & PPP(4) loans of 0.96%, reflective of normalized range • Performing loans classified as substandard and special mention largely reflective of migration within elevated sectors – Substandard loans 3.65% of corporate loans, excluding PPP loans, up from 3.14% in Q3 '20 and 1.89% from Q2 '20 due to the pandemic; elevated risk sectors comprise: ◦ ~33%, or $117mm, of total substandard ◦ Trend reflective of proactive reviews focused on early remediation ASSET QUALITY 123 132 0.85% 1.11% 1.11% 0.85% 0.96% NPAs, excluding PCD PCD NPAs NPA / Loans + Foreclosed Assets NPA / Loans + Foreclosed Assets, excluding PCD & PPP Loans Q4 '19 Q1 '20 Q2 '20 Q3 '20 Q4 '20 0.00% 1.00% 2.00% Non-performing Assets Highlights (4) (4) CREDIT PERFORMANCE STABLE AWAY FROM EXPECTED RISK RATING MIGRATION Dollar amounts in millions Note: See the accompanying "Non-GAAP Financial Information," "Glossary of Terms," and "Footnotes" slides for details on the calculation of these metrics, definitions of certain terms, and footnotes used. $109 $93 $164 Performing Loans Classified as Substandard and Special Mention 3.14% (4)

18 0.33% 0.37% 0.38% 0.46% 0.31% PCD Consumer Corporate Q4 '19 Q1 '20 Q2 '20 Q3 '20 Q4 '20 0.00% 0.10% 0.20% 0.30% 0.40% 0.50% 147 153 37 31 63 0.85% 1.67% 1.83% 1.77% ACL - Other PCD Pandemic Allowance / Loans Allowance / Loans, excluding PPP loans Q4 '19 Q1 '20 Q2 '20 Q3 '20 Q4 '20 0.00% 1.00% 2.00% ALLOWANCE - WELL RESERVED Highlights Allowance Net Charge-offs to Average Loans, excl PPP(4)(8) 0.12% NCOs to average loans of 0.12%, excluding PCD and PPP(4)(8), improved compared to prior periods • $6mm - PCD loans that were fully reserved • $4mm - legacy loans – Installment includes targeted, high-yielding (~8% average) unsecured product; contributes 6 to 11 bps to NCO rate ◦ NCOs trending favorable with tightening of underwriting standards in Q4 '19 Robust ACL levels consistent with Q3 '20 in light of environment uncertainty • 1.77%, excluding PPP(4) • 1.57% excluding PCD and PPP loans(4) • $31mm PCD reserve, representing 15% of PCD loans • ~40bps, or $63mm, of ACL reflective of pandemic uncertainty $247 Dollar amounts in millions Note: See the accompanying "Non-GAAP Financial Information," "Glossary of Terms," and "Footnotes" slides for details on the calculation of these metrics, definitions of certain terms, and footnotes used. (4)

19 3.45% 3.59% 3.75% 3.67% 3.02% 2016 2017 2018 2019 2020 2.80% 3.00% 3.20% 3.40% 3.60% 3.80% 4.00% $1.22 $1.35 $1.67 $1.98 $1.18 2016 2017 2018 2019 2020 $0.50 $1.00 $1.50 $2.00 $2.50 $3.00 $3.50 OPERATING PERFORMANCE REFLECTIVE OF CURRENT ENVIRONMENT NIM, Adjusted(4) Fee Income Ratio(4)(9) Efficiency Ratio(4) 63% 60% 58% 55% 61% 2016 2017 2018 2019 2020 54.0% 56.0% 58.0% 60.0% 62.0% 64.0% 66.0% 26.4% 22.5% 20.6% 20.3% 20.2% 2016 2017 2018 2019 2020 10.0% 15.0% 20.0% 25.0% 30.0% 35.0% Source: Company filings and reports Note: See the accompanying "Non-GAAP Financial Information," "Glossary of Terms," and "Footnotes" slides for details on the calculations of these metrics, definitions of certain terms, and footnotes used. - Recurring benefits of Delivering Excellence(13) through '19. '20 expenses well-controlled, metric impacted by economic conditions. - Reflects strong NII growth through '19, '20 impacted by the economic conditions. EPS, Adjusted(4) - 2020 reflects the impact of the low interest rate environment and the current economic conditions due to pandemic. - Compression due to the impact of the low interest rate environment and current economic conditions due to pandemic. Pandemic ACL impact of $0.42 EXPECT RECOVERY AS PANDEMIC IMPACT RECEDES

20 FINANCIAL REVIEW AND OUTLOOK

21 Amount in millions, except per share data Note: See the accompanying "Non-GAAP Financial Information," "Glossary of Terms" and "Footnotes" slides for details on the calculations of these metrics, definitions of certain terms, and footnotes used. FULL YEAR 2020 FINANCIAL HIGHLIGHTS RESULTS IMPACTED BY PANDEMIC AND LOWER RATE ENVIRONMENT Earnings Per Share Pre-Tax, Pre-Provision Earnings(4) $291 $285 $1.64 $1.33 $1.82 $333 Pre-Tax, Pre-Provision Earnings(4) Down 14%, or $48mm from 2019, impacted primarily by: • Noninterest expense, adjusted(4) up $35mm, or 8%, due to Park acquisition, pandemic, mortgage commissions, and organizational growth • NII down $9mm, or 2%, reflective of lower interest rates, partially offset by PPP income and lower cost of funds • Fee-based revenues down $4mm, or 2%, reflective of lower transaction volumes and fee assistance programs due to the pandemic, partly offset by record mortgage banking income and wealth management fees Earnings EPS of $0.87, down 52% from 2019; impacted by the pandemic and optimization strategies • $0.25 of retail and balance sheet optimization costs • $0.09 of A&I related expenses • $0.03 income tax benefits partly offset • $0.42 of loan loss provision for pandemic related ACL • $0.04 of pandemic expenses and fee assistance programs

OPTIMIZATION STRATEGIES

Proactive Response to Current Environment

Balance Sheet

Remixed mortgage-backed securities cash flows to high quality 1-4 family mortgages

- Utilized excess liquidity to purchase $600mm, net of 1-4 family mortgage loans
- High-quality jumbo mortgages with average FICO >770

Terminated $510mm of swaps and reduced future borrowings

- Long-term pay fixed swap termination as a result of excess liquidity in light of market conditions
- Expected to reduce borrowed funds in Q1 '21 and future borrowings which were hedged to terminated swaps
- $18mm of pre-tax swap termination costs in Q4 '20
- $1.1bn of swaps terminated in Q3 '20 with a total cost of $14mm; expected to add $5mm in pre-tax income to '21

Expected Run Rate Impact
Collectively add ~$26mm of pre-tax income to '21:

- Mortgage purchases add ~$18mm ($24mm to NII partly offset by $6mm of servicing expense)
- Swap terminations add ~$8mm to NII

Retail

Q3 '20 initiated consolidation of 17 branches in 2021, representing 15% of our branch network

- Nearly all locations to be consolidated are within close proximity to another First Midwest branch; minimal customer attrition
- Approximately half have been closed over the past six months due to the pandemic
- $1.5mm of pre-tax one-time costs recognized in Q4 '20 and $18mm recognized in Q3 '20, earn back of ~2 years

Reduces pre-tax expense by ~$8mm in '21, ~$9mm thereafter

Amounts in millions
Note: See the accompanying "Glossary of Terms" and "Footnotes" slides for details on the definitions of certain terms and footnotes used.

First Midwest Bancorp, Inc. 22

STRONG CAPITAL, SUSTAINED DIVIDEND

Regulatory Capital Ratios:

	2016	2017	2018	2019	**2020**
• CET1 capital to RWA	9.39%	9.68%	10.20%	10.52%	**10.06%**
• Tier 1 capital to RWA	9.90%	10.10%	10.20%	10.52%	**11.55%**
• Total capital to RWA	12.23%	12.15%	12.62%	12.96%	**14.14%**

Robust Capital Levels



Excess Capital Above Conservation Buffer
CET1 Capital
4.50%
7.0%
10.06%
$471mm
Tier 1 Capital
6.00%
8.50%
11.55%
$470mm
Total Capital
8.00%
10.5%
14.14%
$560mm
Minimum Requirement
FMBI
Capital Conservation Buffer

Highlights

- Capital ratios reflect:
  - Issuance of $231mm of preferred stock in Q2 '20; impacted total and Tier 1 capital ratios
  - Retained earnings and mix of risk-weighted assets
  - Full year '20 dividend of $0.56 per common share, up 4% from '19
- **Strong excess capital position, solid operating leverage and credit reserves**
  - **Capital levels remain sufficient in a severely adverse economic scenario**
  - **Consistent with mid-size, regional, and national peers**
- Elected CECL transition for regulatory capital relief in 2020
  - Retains ~30bps of CET1 and tier 1 capital

Source: Company filings and reports.
Note: See the accompanying "Non-GAAP Financial Information," "Glossary of Terms," and "Footnotes" slides for details on the calculation of these metrics, definitions of certain terms, and footnotes used.

First Midwest Bancorp, Inc. 23

24 Note: See the accompanying "Non-GAAP Financial Information," "Glossary of Terms," and "Footnotes" slides for details on the calculations of these metrics, definitions of certain terms, and footnotes used. OUTLOOK RECAP - FULL YEAR 2021 We offer commentary on factors influencing FY2021 outlook for key categories. Guidance below is dependent upon the duration and severity of the pandemic and the effectiveness of fiscal support. Earning Assets and Deposits • Mid-single digit loan growth; securities stable • Deposits dependent upon economic conditions, customer behavior, and stimulus • PPP will further impact NII and NIM • Relatively stable NII • NIM, adjusted(4)~3% for the year, excluding accretion and PPP • Scheduled accretion of ~$16mm • ~$15mm from '20 PPP program; mostly first half of '21 • '21 PPP program likely $10-$15mm; magnitude and timing estimable by end of Q1 '21, weighted heavier to the second half of '21 as forgiveness occurs Noninterest Income (excludes swap terminations and net securities gains) • High-single digit growth from '20; mid-single digit growth from '19 ◦ Higher growth areas: service charges, card and capital markets; lower growth areas mortgage and wealth reflective of record '20 levels – seasonally impacted • Dependent upon length and severity of the pandemic and customer behavior Noninterest Expense, Adjusted • Relatively stable away from ~$6mm of additional mortgage loan servicing expenses – seasonally impacted • Work continues to identify further process efficiency benefits Asset Quality, excluding PCD and PPP • NCOs expected to increase towards higher end of normalized range of 25-40 bps; concentrated to second half of '21 • Provision expected to continue at or below Q4 '20 run rate levels in first half of '21; reflective of NCO activity and resulting in normalized ACL (updated) • ACL expected to return to pre-pandemic levels (~1.20% as a percent of loans) evenly through the end of '22 (updated) • Dependent upon economic conditions, customer behavior, and stimulus Taxes • Effective tax rate ~25% Capital • Strong capital provides flexibility to navigate the impact of the pandemic and execute on our corporate priorities

25 BUILDING OUR FUTURE

26 BENEFITING FROM CONSOLIDATION Strategy and Future Opportunities A Broader Midwestern View Leveraging Our Strengths • Compelling partner • Experienced acquirer • Engaged, talented team • Attractive markets, growing opportunities • Significant capital and liquidity Environment Creating Opportunities, Consolidation Expected • Locally, ~40 banks with $350mm - $4bn in assets(10) • Opportunities expected in adjacent Midwest markets Aligned With Strategic Priorities • Building the highest quality team • Diversifying / growing loans and revenues • Balancing investment and risk Source: SNL Financial Note: See the accompanying "Glossary of Terms" and "Footnotes" slides for details on the definitions of certain terms and footnotes used. FRAGMENTED MARKET PROVIDES STRATEGICALLY AND FINANCIALLY COMPELLING OPPORTUNITIES Iowa Wisconsin Illinois Indiana Michigan

27 $10 $11 $14 $16 $18 $21 $8 $9 $10 $11 $12 $14 $2 $2 $4 $5 $6 $7 2015 2016 2017 2018 2019 2020 RECENT ACQUISITIONS Recent Acquisition History Driving Operating Leverage Balance of Acquired and Organic Asset Growth(11) 2.81% 2.69% 2.61% 2.46% 2.31% 2.62% 2.62% 2.57% 2.49% 2.35% Noninterest Expense, Adj. / Avg Assets, Excl. PPP Loans Peer Median 2016 2017 2018 2019 2020 2.20% 2.40% 2.60% 2.80% 3.00% Dollars in billions Source: Company regulatory filings and SNL Financial Note: See the accompanying "Non-GAAP Financial Information," "Glossary of Terms," and "Footnotes" slides for details on the calculations of these metrics, definitions of certain terms, and footnotes used. Year Close At Announcement Target Company Founded Date Assets Deposits AUM Bank Acquisitions Bankmanagers Corp. 1915 Mar. 2020 $1.0 $0.8 $0.2 Bridgeview Bancorp 1971 May 2019 $1.3 $1.0 — Northern States Financial 1962 Oct. 2018 $0.5 $0.4 — Standard Bancshares 1947 Jan. 2017 $2.5 $2.2 $0.3 NI Bancshares 1867 Mar. 2016 $0.6 $0.6 $0.7 Peoples Bancorp 1999 Dec. 2015 $0.1 $0.1 — Great Lakes Financial 1896 Dec. 2014 $0.6 $0.5 — Branch Acquisitions and Non-Bank Acquisitions Popular Community – Aug. 2014 $0.7 $0.7 — Northern Oak 1975 Jan. 2019 — — $0.8 Premier Asset Management 2001 Feb. 2017 — — $0.6 Total $7.3 $6.3 $2.6 Organic Growth Acquisitions (4) Total Asset Grow th CAGR of 17% ; Organic Asset C AGR of 13% (5)

28 LOOKING AHEAD As course of business begins to normalize, we remain focused on: Our business priorities: talent, diversification, risk management and systems investments. Investing in and working to better leverage resources, technology and processes to drive more efficiency and a better client experiences. EVERY ENVIRONMENT CREATES OPPORTUNITY Note: See the accompanying "Glossary of Terms" and "Footnotes" slides for details on the definitions of certain terms and footnotes used. Executing our strategy.

29 INVESTMENT HIGHLIGHTS Premier Chicago-centered Commercial Bank with Attractive Midwest Operational Footprint Relationship-driven Strategy, Supported by Leading Core Deposit Foundation Diversified Loan Portfolio and Disciplined Underwriting Drive Strong Credit Continued Investment in Platform Provides Opportunity for Continuous Improvement Capital and Loan Loss Reserve Levels Provide Future Flexibility Platform for and Track Record of Integrating Accretive, Attractive Acquisitions ü ü ü ü ü ü Note: See the accompanying "Glossary of Terms" and "Footnotes" slides for details on the definitions of certain terms and footnotes used.

30 FORWARD-LOOKING STATEMENTS Note: See the accompanying "Glossary of Terms" and "Footnotes" slides for details on the definitions of certain terms and footnotes used. This presentation, as well as any oral statements made by or on behalf of First Midwest, may contain certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, forward-looking statements can be identified by the use of words such as "may," "might," "will," "would," "should," "could," "expect," "plan," "intend," "anticipate," "believe," "estimate," "outlook," "predict," "project," "probable," "potential," "possible," "target," "continue," "look forward," or "assume" and words of similar import. Forward-looking statements are not historical facts or guarantees of future performance but instead express only management's beliefs regarding future results or events, many of which, by their nature, are inherently uncertain and outside of management's control. It is possible that actual results and events may differ, possibly materially, from the anticipated results or events indicated in these forward-looking statements. First Midwest cautions you not to place undue reliance on these statements. Forward-looking statements speak only as of the date made, and First Midwest undertakes no obligation to update any forward-looking statements. Forward-looking statements may be deemed to include, among other things, statements relating to First Midwest's future financial performance, including the related outlook for 2021, the performance of First Midwest's loan or securities portfolio, the expected amount of future credit reserves or charge-offs, corporate strategies or objectives, including the impact of certain actions and initiatives, anticipated trends in First Midwest's business, regulatory developments, acquisition transactions, estimated synergies, cost savings and financial benefits of announced or completed transactions, growth strategies, including possible future acquisitions, and the continued or potential effects of the COVID-19 pandemic on our business, financial condition, liquidity, loans, asset quality and results of operations. These statements are subject to certain risks, uncertainties and assumptions, including the duration, extent and severity of the COVID-19 pandemic, and the pandemic's continued effects on our business, operations and employees, as well as on our customers and service providers, and on economies and markets more generally and other risks, uncertainties and assumptions that are discussed under the sections entitled "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in First Midwest's Annual Report on Form 10-K for the year ended December 31, 2019, and in First Midwest's subsequent filings made with the Securities and Exchange Commission ("SEC"). These risks and uncertainties are not exhaustive, and other sections of these reports describe additional factors that could adversely impact First Midwest's business and financial performance.

31 APPENDIX

32 NON-GAAP FINANCIAL INFORMATION The Company's accounting and reporting policies conform to U.S.GAAP and general practices within the banking industry. As a supplement to GAAP, the Company provides non-GAAP performance results, which the Company believes are useful because they assist investors in assessing the Company's operating performance. These non-GAAP financial measures include EPS, adjusted, the efficiency ratio, adjusted, tax-equivalent NII (including its individual components), tax-equivalent NIM, tax-equivalent NIM, adjusted, noninterest income, adjusted, noninterest expense, adjusted, effective income tax rate, adjusted, tangible common equity to tangible assets, tangible common equity to risk-weighted assets, ROATCE, and ROATCE adjusted. The Company presents EPS, and the efficiency ratio all adjusted for certain significant transactions. These transactions include optimization costs (2020), swap termination costs (2020), acquisition and integration related expenses associated with completed and pending acquisitions (all periods presented), income tax benefits (2020 and 2018), securities (gains) losses (2020 and 2017), Delivering Excellence implementation costs (2019 and 2018), the revaluations of DTAs (2017), a special bonus to colleagues and charitable contributions to the First Midwest Charitable Foundation (2017), a lease cancellation fee recognized as a result of the Company's planned 2018 corporate headquarters relocation (2016), and a net gain on sale-leaseback transaction (2016). In addition, the calculation of the efficiency ratio is adjusted for net OREO expense. Management believes excluding these transactions from EPS, and the efficiency ratio may be useful in assessing the Company's underlying operational performance since these transactions do not pertain to its core business operations and their exclusion may facilitate better comparability between periods. Management believes that excluding acquisition and integration related expenses from these metrics may be useful to the Company, as well as analysts and investors, since these expenses can vary significantly based on the size, type, and structure of each acquisition. Additionally, management believes excluding these transactions from these metrics may enhance comparability for peer comparison purposes. Income tax expense, provision for loan losses, and the certain significant transactions listed above are excluded from the calculation of pre-tax, pre-provision earnings, adjusted due to the fluctuation in income before income tax and the level of provision for loan losses required based on the estimated impact of the pandemic on the ACL. Management believes pre-tax, pre- provision earnings, adjusted may be useful in assessing the Company's underlying operational performance and their exclusion may facilitate better comparability between periods and for peer comparison purposes. The Company presents noninterest expense, adjusted, which excludes optimization costs, acquisition and integration related expenses, and Delivering Excellence implementation costs. Management believes that excluding these items from noninterest expense may be useful in assessing the Company’s underlying operational performance as these items either do not pertain to its core business operations or their exclusion may facilitate better comparability between periods and for peer comparison purposes. The tax-equivalent adjustment to NII and NIM recognizes the income tax savings when comparing taxable and tax-exempt assets. Interest income and yields on tax-exempt securities and loans are presented using the current federal income tax rate of 21%. Management believes that it is standard practice in the banking industry to present NII and NIM on a fully tax-equivalent basis and that it may enhance comparability for peer comparison purposes. In addition, management believes that presenting tax-equivalent NIM, adjusted, may enhance comparability for peer comparison purposes and is useful to the Company, as well as analysts and investors, since acquired loan accretion income may fluctuate based on the size of each acquisition, as well as from period to period. In management's view, tangible common equity measures are capital adequacy metrics that may be meaningful to the Company, as well as analysts and investors, in assessing the Company's use of equity and in facilitating comparisons with peers. These non-GAAP measures are valuable indicators of a financial institution's capital strength since they eliminate intangible assets from stockholders' equity and retain the effect of accumulated other comprehensive loss in stockholders' equity. The Company presents NPAs to total loans plus foreclosed assets, NCOs, and NCOs to average loans, all excluding PCD and/or PPP loans. Management believes excluding PCD and PPP loans is useful as it facilitates better comparability between periods. Prior to the adoption of CECL on January 1, 2020, PCI loans with an accretable yield were considered current and were not included in past due and non-accrual loan totals and the portion of PCI loans deemed to be uncollectible was recorded as a reduction of the credit-related acquisition adjustment, which was netted within loans. Subsequent to adoption, PCD loans, including those previously classified as PCI, are included in past due and non-accrual loan totals and an ACL on PCD loans is established as of the acquisition date and the PCD loans are no longer recorded net of a credit-related acquisition adjustment. PCD loans deemed to be uncollectible are recorded as a charge-off through the ACL. The Company began originating PPP loans during the second quarter of 2020 and the loans are expected to be forgiven by the Small Business Administration ("SBA") if employee retention criteria are met and funds are used for eligible expenses. Additionally, management believes excluding PCD and PPP loans from these metrics may enhance comparability for peer comparison purposes. Although intended to enhance investors' understanding of the Company's business and performance, these non-GAAP financial measures should not be considered an alternative to GAAP. In addition, these non-GAAP financial measures may differ from those used by other financial institutions to assess their business and performance. See the previously provided tables and the following reconciliations in the "Non-GAAP Reconciliations" section for details on the calculation of these measures to the extent presented herein. Note: See the accompanying "Glossary of Terms" and "Footnotes" slides for details on the definitions of certain terms and footnotes used.

NON-GAAP FINANCIAL INFORMATION

	Years Ended 2016	2017	2018	2019	2020
EPS					
Net income	$ 92,349	$ 98,387	$ 157,870	$ 199,738	$ 107,898
Dividends and accretion on preferred stock	—	—	—	—	(9,119)
Net income applicable to non-vested restricted shares	(1,043)	(916)	(1,312)	(1,681)	(984)
Net income applicable to common shares	91,306	97,471	156,558	198,057	97,795
A&I related expenses, net of tax	8,611	12,070	7,210	16,394	10,097
Lease cancellation fee, net of tax	570	—	—	—	—
Net gain on sale-leaseback transaction, net of tax	(3,305)	—	—	—	—
DTA revaluation	—	23,709	—	—	—
Securities losses (gains), net of tax	—	1,275	—	—	(9,992)
Special bonus, net of tax	—	1,130	—	—	—
Charitable contribution, net of tax	—	944	—	—	—
Income tax benefits[12]	—	—	(7,798)	—	(3,639)
Delivering Excellence implementation costs, net of tax[13]	—	—	15,309	866	—
Swap termination costs, net of tax	—	—	—	—	23,889
Optimization costs, net of tax	—	—	—	—	14,902
Total adjustments to net income, net of tax	5,876	39,128	14,721	17,260	35,257
Net income applicable to common shares, adjusted	$ 97,182	$ 136,599	$ 171,279	$ 215,317	$ 133,052
Weighted-average common shares outstanding (basic)	79,797	101,423	102,850	108,156	112,355
Dilutive effect of common stock equivalents	13	20	4	428	347
Weighted-average diluted common shares outstanding	$ 79,810	$ 101,443	$ 102,854	$ 108,584	$ 112,702
Basic EPS	$ 1.14	$ 0.96	$ 1.52	$ 1.83	$ 0.87
Diluted EPS	$ 1.14	$ 0.96	$ 1.52	$ 1.82	$ 0.87
Diluted EPS, adjusted[14]	$ 1.22	$ 1.35	$ 1.67	$ 1.98	$ 1.18

Dollars in thousands, except per share data

Note: See the accompanying "Glossary of Terms" and "Footnotes" slides for details on the definitions of certain terms and footnotes used.

First Midwest Bancorp, Inc. 33

34 NON-GAAP FINANCIAL INFORMATION Years Ended 2016 2017 2018 2019 2020 Efficiency Ratio Calculation Noninterest expense $ 339,500 $ 415,909 $ 416,303 $ 441,395 $ 486,706 Less: Net OREO expense (3,024) (4,683) (1,162) (2,436) (1,196) Acquisition and integration related expenses (14,352) (20,123) (9,613) (21,860) (13,462) Property valuation adjustments — — — — — Lease cancellation fee (950) — — — — Special bonus — (1,915) — — — Charitable contribution — (1,600) — — — Delivering Excellence implementation costs(13) — — (20,413) (1,157) — Optimization costs — — — — (19,869) Total noninterest expense for efficiency ratio calculation $ 321,174 $ 387,588 $ 385,115 $ 415,942 $ 452,179 Tax-equivalent NII(15) $ 358,334 $ 479,965 $ 520,896 $ 593,354 $ 584,079 Noninterest income 159,312 163,149 144,592 162,879 140,653 Less: Net securities (gains) losses (1,420) 1,876 — — (13,323) Gains on sales of properties (5,509) — — — — Swap termination costs — — — — 31,852 Total $ 510,717 $ 644,990 $ 665,488 $ 756,233 $ 743,261 Efficiency ratio 63% 60% 58% 55% 61 % Dollars in thousands, except per share data Note: See the accompanying "Glossary of Terms" and "Footnotes" slides for details on the definitions of certain terms and footnotes used.Dollars in thousands, except per share dat Note: See the accompanying "Glossary of Terms" and "Footnotes" slides for details on the definitions of certain terms and footnotes used.

NON-GAAP FINANCIAL INFORMATION

	Years Ended 2016	2017	2018	2019	2020
Tax-Equivalent NII / NIM					
NII	$ 516,622	$ 472,004	$ 516,622	$ 588,482	$ 588,482
Tax-equivalent adjustment	(158,288)	7,961	4,274	4,872	(4,403)
Tax-equivalent NII(15)	$ 358,334	$ 479,965	$ 520,896	$ 593,354	$ 584,079
Less: acquired loan accretion	(14,568)	(33,923)	(19,548)	(35,578)	(29,508)
Tax-equivalent NII, adjusted(15)	$ 343,766	$ 446,042	$ 501,348	$ 557,776	$ 554,571
Average interest-earning assets	$ 9,951,092	$ 12,417,191	$ 13,354,639	$ 15,196,376	$ 18,384,177
NIM(15)	3.60 %	3.87 %	3.90 %	3.90 %	3.18 %
NIM, adjusted(15)	3.45 %	3.59 %	3.75 %	3.67 %	3.02 %
Fee Income Ratio					
Noninterest income	$ 159,312	$ 163,149	$ 144,592	$ 162,879	$ 140,653
Less:					
Other noninterest income	(12,791)	(9,859)	(9,636)	(11,628)	(11,633)
Swap termination costs	—	—	—	—	31,852
Net securities (gains) losses	(1,420)	1,876	—	—	(13,323)
Fee-based revenues	145,101	155,166	134,956	151,251	147,549
Less: Accounting reclassification	(16,594)	(15,700)	—	—	—
Fee-based revenues, adjusted	128,507	139,466	134,956	151,251	147,549
Tax-equivalent NII(15)	358,334	479,965	520,896	593,354	584,079
Total revenue for fee income ratio	$ 486,841	$ 619,431	$ 655,852	$ 744,605	$ 731,628
Fee income ratio(9)	26.4 %	22.5 %	20.6 %	20.3 %	20.2 %

Dollars in thousands, except per share data
Note: See the accompanying "Glossary of Terms" and "Footnotes" slides for details on the definitions of certain terms and footnotes used.

First Midwest Bancorp, Inc. 35

36 Dollars in thousands, except per share data Note: See the accompanying "Glossary of Terms" and "Footnotes" slides for details on the definitions of certain terms and footnotes used. NON-GAAP FINANCIAL INFORMATION Years Ended 2016 2017 2018 2019 2020 Noninterest Expenses to Average Assets Noninterest expense $ 339,500 $ 415,909 $ 416,303 $ 441,395 $ 486,706 Less: Optimization costs — — — — (19,869) A&I related expenses (14,352) (20,123) (9,613) (21,860) (13,462) Delivering Excellence implementation costs(13) — — (20,413) (1,157) — Accounting reclassification (16,594) (15,700) — — — Special bonus — (1,915) — — — Charitable contribution — (1,600) — — — Lease cancellation fee (950) — — — — Total Noninterest expense, adjusted $ 307,604 $ 376,571 $ 386,277 $ 418,378 $ 453,375 Total average assets $ 10,934,240 $ 13,978,693 $ 14,801,581 $ 17,007,061 $ 20,424,771 Less PPP loans — — — — (775,883) Average assets, excluding PPP loans $ 10,934,240 $ 13,978,693 $ 14,801,581 $ 17,007,061 $ 19,648,888 Noninterest expense to average assets, adjusted(14) 2.81% 2.69% 2.61% 2.46% 2.31%

37 Dollars in thousands, except per share data Note: See the accompanying "Glossary of Terms" and "Footnotes" slides for details on the definitions of certain terms and footnotes used. NON-GAAP FINANCIAL INFORMATION Years Ended December 31, 2019 December 31, 2020 Pre-Tax, Pre-Provision Earnings Net Income $ 199,738 $ 107,898 Income tax expense 66,201 27,083 Provision for credit losses 44,027 98,615 Pre-Tax, Pre-Provision Earnings 309,966 233,596 Adjustments to pre-tax, pre-provision earnings: Optimization costs — 19,869 Swap termination costs — 31,852 Net securities gains — (13,323) A&I related expenses 21,860 13,462 Delivering Excellence implementation costs(13) 1,157 — Total adjustments 23,017 51,860 Pre-Tax, Pre-Provision Earnings, adjusted $ 332,983 $ 285,456

NON-GAAP FINANCIAL INFORMATION

	Quarters Ended				
	December 31, 2019	March 31, 2020	June 30, 2020	September 30, 2020	December 31, 2020
Allowance for Credit Losses to Total Loans					
Allowance for credit losses	$ 109,222	$ 226,701	$ 247,677	$ 246,873	$ 247,042
Less: allowance for PPP loans	—	—	—	—	—
Allowance for credit losses, excluding PPP loan allowance	109,222	226,701	247,677	246,873	247,042
Less: allowance for PCD loans	—	(50,223)	(44,434)	(36,885)	(31,127)
Allowance for credit losses, excluding PCD and PPP loan allowance	$ 109,222	$ 176,478	$ 203,243	$ 209,988	$ 215,915
Total loans	$ 12,840,330	$ 13,965,017	$ 14,933,658	$ 14,653,188	$ 14,751,232
Less: PPP loans	—	—	(1,179,403)	(1,196,538)	(785,563)
Total loans, excluding PPP loans	12,840,330	13,965,017	13,754,255	13,456,650	13,965,669
Less: PCD loans	—	(275,172)	(243,207)	(240,379)	(212,021)
Total loans, excluding PCD and PPP loans	$ 12,840,330	$ 13,689,845	$ 13,511,048	$ 13,216,271	$ 13,753,648
Allowance to total loans, excluding PPP loans	0.85 %	1.62 %	1.80 %	1.83 %	1.77 %
Allowance to total loans, excluding PCD and PPP loans	0.85 %	1.29 %	1.50 %	1.59 %	1.57 %
Non-performing assets / Loans and Foreclosed assets					
Non-performing assets	$ 108,961	$ 173,894	$ 162,626	$ 163,493	$ 164,404
Less: non-accrual PCD loans	—	(48,950)	(45,116)	(39,990)	(32,568)
Non-performing assets, excluding non-accrual PCD loans	$ 108,961	$ 124,944	$ 117,510	$ 123,503	$ 131,836
Total loans, excluding PCD and PPP loans	$ 12,840,330	$ 13,689,845	$ 13,511,048	$ 13,216,271	$ 13,753,648
Foreclosed assets	20,458	21,027	19,024	15,299	16,671
Total loans and foreclosed assets, excluding PCD and PPP loans	$ 12,860,788	$ 13,710,872	$ 13,530,072	$ 13,231,570	$ 13,770,319
Non-performing assets and loans to foreclosed assets, excluding PCD and PPP loans	0.85 %	0.91 %	0.87 %	0.93 %	0.96 %

Dollars in thousands, except per share data
Note: See the accompanying "Glossary of Terms" and "Footnotes" slides for details on the definitions of certain terms and footnotes used.

First Midwest Bancorp, Inc. 38

NON-GAAP FINANCIAL INFORMATION

	Quarters Ended				
	December 31, 2019	March 31, 2020	June 30, 2020	September 30, 2020	December 31, 2020
Net Charge-offs to average loans					
Total net charge-offs	$ 10,600	$ 12,114	$ 12,923	$ 15,743	$ 10,539
Less: net charge-offs for PCD loans	—	(1,720)	(3,833)	(6,923)	(6,488)
Total net charge-offs, excluding PCD loans	$ 10,600	$ 10,394	$ 9,090	$ 8,820	$ 4,051
Total average loans	$ 12,752,389	$ 13,073,005	$ 14,616,798	$ 14,753,648	$ 14,348,665
Less: average PPP loans	—	—	(887,997)	(1,194,808)	(1,013,511)
Total average loans, excluding PPP loans	$ 12,752,389	$ 13,073,005	$ 13,728,801	$ 13,558,840	$ 13,335,154
Less: average PCD loans	—	(165,906)	(177,138)	(233,456)	(229,176)
Total average loans, excluding PCD and PPP loans	$ 12,752,389	$ 12,907,099	$ 13,551,663	$ 13,325,384	$ 13,105,978
Net charge-offs to loans, excluding PPP loans[8]	0.33 %	0.37 %	0.38 %	0.46 %	0.31 %
Net charge-offs to loans, excluding PCD and PPP loans[8]	0.33 %	0.32 %	0.27 %	0.26 %	0.12 %
Performing loans classified as substandard and special mention to corporate loans, excluding PPP Loans					
Special mention	$ 188,703	$ 240,826	$ 256,373	$ 395,295	$ 409,083
Substandard	188,811	196,923	193,337	311,430	357,219
Performing loans classified as substandard and special mention	$ 377,514	$ 437,749	$ 449,710	$ 706,725	$ 766,302
Corporate loans	$ 9,569,213	$ 10,542,142	$ 11,408,262	$ 11,112,875	$ 10,557,023
Less: PPP loans	—	—	(1,179,403)	(1,196,538)	(785,563)
Total corporate loans, excluding PPP loans	$ 9,569,213	$ 10,542,142	$ 10,228,859	$ 9,916,337	$ 9,771,460
Special mention to corporate loans, excluding PPP loans	1.97 %	2.28 %	2.51 %	3.99 %	4.19 %
Substandard to corporate loans, excluding PPP loans	1.97 %	1.87 %	1.89 %	3.14 %	3.65 %

Dollars in thousands, except per share data
Note: See the accompanying "Glossary of Terms" and "Footnotes" slides for details on the definitions of certain terms and footnotes used.

First Midwest Bancorp, Inc. 39

40 GLOSSARY OF TERMS Accounting reclassification - As a result of accounting guidance adopted in Q1 '18, certain noninterest income line items and the related noninterest expense line items that are presented on a gross basis for the prior year period are presented on a net basis in noninterest income for the current year periods. Allowance, ACL - Allowance for credit losses ATM - Automated teller machine A&I - Acquisition and integration expenses AUM - Assets under management bn - Billion bps - Basis points Bridgeview - Bridgeview Bancorp, Inc. C&I - Commercial and industrial CAGR - Compound annual growth gate CECL - Current Expected Credit Losses CET1 - Common equity Tier 1 Core Deposits - Represents demand, savings, NOW, and money market accounts CRE - Commercial real estate DTA - Deferred tax asset EPS - Earnings per share FICO - Fair Issac Corporation First Midwest Bancorp, Inc. - the Company or First Midwest Foreclosed Assets - OREO and other foreclosed assets FY - Full year GAAP - U.S. Generally accepted accounting principles GDP - Gross domestic product Granular - Consisting of a significant number of diverse borrowers, without concentration of risk k - Thousands LTV - Loan-to-value mm - Million MSA - Deposit market share NCOs - Net charge-offs NII - Net interest income NIM - Tax-equivalent net interest margin NorStates - Northern States Financial Corporation Northern Oak - Northern Oak Wealth Management, Inc. NOW - Negotiable order of withdrawal NPAs - Non-performing assets OREO - Other real estate owned Park - Park Bank Pandemic - COVID-19 pandemic PCD - Purchased credit deteriorated PPP - Paycheck Protection Program ROATCE - Return on average tangible common equity RWA - Risk-weighted assets SBA - Small Business Administration SEC - Securities and Exchange Commission Standard - Standard Banchares, Inc. trn - Trillion U.S. - United States

41 FOOTNOTES (1) Includes construction, information, mining and lodging, other loans, and rounding. (2) Defined as businesses with $10mm - $1bn in revenue. (3) Branches limited to $1bn per branch. (4) This financial measure includes certain adjustments. See the accompanying "Non-GAAP Financial Information" slides for detail. (5) Refer to the Company's 2020 Annual Meeting Proxy Statement for a detailed list of the Company's peer group. (6) Loan data as of December 31, 2009 excludes covered loans. (7) Loan data as of December 31, 2020 excludes PPP loans. (8) Annualized based on the actual number of days for each period presented. (9) Fee-based revenues, adjusted divided by total revenue for fee income ratio. (10) Reflects data for the Chicago-Naperville-Elign, IL-IN-WI (Metro) MSA. (11) Assumes reported assets less acquired assets (based on closed acquisitions at that time, unless otherwise noted) is equivalent to organic asset growth. (12) Includes certain income tax benefits related to preparing the Company's 2017 and 2020 tax return. (13) The Company initiated certain actions in connection with its Delivering Excellence initiative in the second quarter of 2018, demonstrating the Company's ongoing commitment to provide service excellence to its clients and maximizing both the efficiency and scalability of its operating platform. (14) Adjustments to net income for each period presented are detailed in the EPS non-GAAP reconciliation in the accompanying "Non-GAAP Financial Information" slides. (15) Presented on a tax-equivalent basis, assuming the applicable federal income tax rate of 21%.